Central Pacific Financial Corp. Reports Third Quarter 2019 Results

Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:	Ian Tanaka	Media Contact:	Wayne Kirihara
	VP, Treasury Manager		EVP, Chief Marketing Officer
	(808) 544-3646		(808) 544-3687
	ian.tanaka@centralpacificbank.com		wayne.kirihara@centralpacificbank.com

NEWS RELEASE

CENTRAL PACIFIC FINANCIAL CORP. REPORTS THIRD QUARTER 2019 RESULTS

•	Net income of $14.6 million, or fully diluted EPS of $0.51 for the third quarter, compared to net income of $13.5 million, or fully diluted EPS of $0.47 for the second quarter.

•	ROA of 0.99% and ROE of 11.11% for the third quarter, compared to ROA of 0.92% and ROE of 10.73% for the second quarter.

•	Total loans increased by $120.7 million, or 2.8% sequentially, and $389.8 million, or 9.8% year-over-year.

•	Core deposits increased by $57.9 million, or 1.4% sequentially, and $139.6 million, or 3.5% year-over-year.

•	RISE2020 was successfully launched and is on schedule with significant progress made on multiple initiatives. The Company is on track to achieve its key milestones over the next several quarters.

HONOLULU, HI, October 23, 2019 – Central Pacific Financial Corp. (NYSE: CPF) (the "Company"), parent company of Central Pacific Bank, today reported net income in the third quarter of 2019 of $14.6 million, or fully diluted earnings per share ("EPS") of $0.51, compared to net income in the third quarter of 2018 of $15.2 million, or EPS of $0.52, and net income in the second quarter of 2019 of $13.5 million, or EPS of $0.47. Net income in the nine months ended September 30, 2019 totaled $44.1 million, or EPS of $1.53, compared to net income in the nine months ended September 30, 2018 of $43.7 million, or EPS of $1.47.

"We are pleased with our third quarter financial results and look towards building upon the momentum and excitement from both our employees and the community as we continue to execute on our RISE2020 initiative," said Paul Yonamine, Chairman and Chief Executive Officer.

"Our strong quarterly loan growth, solid asset quality and progress on early RISE2020 milestones are reflective of the great work of our employees," said Catherine Ngo, President.

On October 22, 2019, the Company's Board of Directors declared a quarterly cash dividend of $0.23 per share on its outstanding common shares. The dividend will be payable on December 16, 2019 to shareholders of record at the close of business on November 29, 2019.

Central Pacific Financial Corp. Reports Third Quarter 2019 Results

During the third quarter of 2019, the Company repurchased 140,600 shares of common stock, at a total cost of $4.0 million, or an average cost per share of $28.56. During the nine months ended September 30, 2019, the Company repurchased 631,300 shares of common stock, or approximately 2.2% of its common stock outstanding as of December 31, 2018. Total cost of the shares repurchased during the nine months ended September 30, 2019 was $18.0 million, or an average cost per share of $28.46. The Company's remaining repurchase authority under its share repurchase program at September 30, 2019 is $25.9 million. During the nine months ended September 30, 2019, the Company returned $37.2 million in capital to its shareholders through cash dividends and share repurchases.

Earnings Highlights
Net interest income for the third quarter of 2019 was $45.6 million, compared to $43.3 million in the year-ago quarter and $45.4 million in the previous quarter. Net interest margin for the third quarter of 2019 was 3.30%, compared to 3.20% in the year-ago quarter and 3.33% in the previous quarter. The increases in net interest income and net interest margin from the year-ago quarter were primarily due to growth in the loan portfolio, combined with higher yields earned on the loan portfolio compared to the year-ago quarter. These increases were partially offset by lower interest and dividends on investment securities due to the planned runoff of our investment securities portfolio, combined with higher deposit and borrowing costs from the year-ago quarter. The sequential quarter increase in net interest income was primarily due to growth in the loan portfolio, combined with lower deposit costs, partially offset by lower interest and dividends on investment securities. Net interest income in the previous quarter included higher non-recurring interest recoveries of $0.5 million which positively impacted the net interest margin in the previous quarter.

Other operating income for the third quarter of 2019 totaled $10.3 million, compared to $10.8 million in the year-ago quarter and $10.1 million in the previous quarter. The decrease from the year-ago quarter was primarily due to lower income from bank-owned life insurance of $0.4 million, lower income recovered on nonaccrual loans previously charged-off of $0.3 million and lower mortgage banking income of $0.2 million, partially offset by higher merchant and bank card fees of $0.3 million (included in other service charges and fees). The increase from the previous quarter was primarily due to higher merchant and bank card fees of $0.2 million (included in other service charges and fees) and higher mortgage banking income of $0.2 million, partially offset by lower income from bank-owned life insurance of $0.3 million.

Other operating expense for the third quarter of 2019 totaled $34.9 million, which increased from $34.0 million in the year-ago quarter and decreased from $36.1 million in the previous quarter. The increase from the year-ago quarter was primarily due to higher salaries and employee benefits of $1.6 million and higher legal and professional services of $0.4 million. The higher salaries and employee benefits compared to the year-ago quarter was partially attributable to the addition of positions in strategic areas and higher commissions, combined with annual merit increases effective in the second quarter of 2019. These negative variances were partially offset by lower amortization of core deposit premium of $0.7 million, as the intangible asset was fully amortized as of September 30, 2018, a credit to the reserve for unfunded loan commitments during the current quarter of $0.5 million (included in other) and lower FDIC insurance expense of $0.4 million (included in other). FDIC insurance expense includes a $0.4 million assessment credit received in the current quarter. The decrease from the previous quarter was primarily due to a credit to the reserve for unfunded loan commitments during the current quarter of $0.5 million (included in other), compared to an increase to the reserve for unfunded loan commitments during the previous quarter of $0.5 million. The decrease from the previous quarter was also attributable to lower entertainment and promotions expense of $0.7 million (included in other) and lower FDIC insurance expense of $0.4 million (included in other). Entertainment and promotions expense in the previous quarter included expenses related to a core deposit gathering campaign. Other operating expense in the third quarter of 2019 included approximately $1.2 million in RISE2020-related expenses.

The efficiency ratio for the third quarter of 2019 was 62.48%, compared to 62.84% in the year-ago quarter and 65.09% in the previous quarter. The efficiency ratio in the previous quarter was negatively impacted by the variances in operating expenses noted above.

In the third quarter of 2019, the Company recorded income tax expense of $4.9 million, compared to $5.0 million in the year-ago quarter and $4.4 million in the previous quarter. The effective tax rate for the third quarter of 2019 was 25.2%, compared to 24.7% in the year-ago quarter and 24.6% in the previous quarter.

Balance Sheet Highlights
Total assets at September 30, 2019 of $5.98 billion increased by $248.1 million, or 4.3% from September 30, 2018, and increased by $56.7 million, or 1.0% from June 30, 2019.

Central Pacific Financial Corp. Reports Third Quarter 2019 Results

Total loans at September 30, 2019 of $4.37 billion increased by $389.8 million, or 9.8%, and $120.7 million, or 2.8% from September 30, 2018 and June 30, 2019, respectively. The year-over-year and sequential quarter increases in total loans were driven by broad-based growth in all loan categories.

Total deposits at September 30, 2019 of $5.04 billion increased by $34.0 million, or 0.7% from September 30, 2018, and increased by $60.8 million, or 1.2% from June 30, 2019.  The sequential quarter increase in total deposits was primarily attributable to increases in noninterest-bearing demand deposits of $48.0 million, savings and money market deposits of $19.9 million and other time deposits greater than $250,000 of $26.7 million, partially offset by a decrease in government time deposits of $22.4 million. Core deposits, which include demand deposits, savings and money market deposits, and time deposits less than $100,000, totaled $4.16 billion at September 30, 2019.  This represents an increase of $139.6 million, or 3.5% from September 30, 2018, and $57.9 million, or 1.4% from June 30, 2019. The Company's loan-to-deposit ratio was 86.7% at September 30, 2019, compared to 79.5% at September 30, 2018 and 85.3% at June 30, 2019.

Asset Quality
Nonperforming assets at September 30, 2019 totaled $1.4 million, or 0.02% of total assets, compared to $3.0 million, or 0.05% of total assets at September 30, 2018, and $1.3 million, or 0.02% of total assets at June 30, 2019.

Loans delinquent for 90 days or more still accruing interest totaled $0.2 million at September 30, 2019, compared to $0.3 million and $0.3 million at September 30, 2018 and June 30, 2019, respectively.

Net charge-offs in the third quarter of 2019 totaled $1.6 million, compared to net charge-offs of $1.3 million in the year-ago quarter, and net charge-offs of $0.4 million in the previous quarter.

In the third quarter of 2019, the Company recorded a provision for loan and lease losses of $1.5 million, compared to a credit of $0.1 million in the year-ago quarter and a provision of $1.4 million in the previous quarter. The increases in the provision from the year-ago and sequential quarters were primarily due to growth in our loan portfolio. The allowance for loan and lease losses, as a percentage of total loans and leases at September 30, 2019 was 1.10%, compared to 1.18% at September 30, 2018 and 1.14% at June 30, 2019.

Capital
Total shareholders' equity was $525.2 million at September 30, 2019, compared to $478.2 million and $515.7 million at September 30, 2018 and June 30, 2019, respectively.

The Company maintained its strong capital position and its capital ratios continue to exceed the levels required to be considered a "well-capitalized" institution for regulatory purposes under Basel III. At September 30, 2019, the Company's leverage capital, tier 1 risk-based capital, total risk-based capital, and common equity tier 1 ratios were 9.5%, 12.6%, 13.7%, and 11.5%, respectively, compared to 9.5%, 12.7%, 13.9%, and 11.6%, respectively, at June 30, 2019.

Conference Call
The Company's management will host a conference call today at 1:00 p.m. Eastern Time (7:00 a.m. Hawaii Time) to discuss the quarterly results. Individuals are encouraged to listen to the live webcast of the presentation by visiting the investor relations page of the Company's website at http://ir.centralpacificbank.com. Alternatively, investors may participate in the live call by dialing 1-877-505-7644. A playback of the call will be available through November 23, 2019 by dialing 1-877-344-7529 (passcode: 10136063) and on the Company's website.

About Central Pacific Financial Corp.
Central Pacific Financial Corp. is a Hawaii-based bank holding company with approximately $6.0 billion in assets.  Central Pacific Bank, its primary subsidiary, operates 35 branches and 78 ATMs in the state of Hawaii, as of September 30, 2019.  For additional information, please visit the Company's website at http://www.centralpacificbank.com.

Central Pacific Financial Corp. Reports Third Quarter 2019 Results

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Forward-Looking Statements
This document may contain forward-looking statements concerning projections of revenues, income/loss, earnings/loss per share, capital expenditures, dividends, capital structure, or other financial items, plans and objectives of management for future operations, future economic performance including anticipated performance results from our RISE2020 initiative, or any of the assumptions underlying or relating to any of the foregoing.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts, and may include the words "believes," "plans," "expects," "anticipates," "forecasts," "intends," "hopes," "targeting," "should," "estimates," or words of similar meaning.  While the Company believes that our forward-looking statements and the assumptions underlying them are reasonably based, such statements and assumptions are by their nature subject to risks and uncertainties, and thus could later prove to be inaccurate or incorrect.  Accordingly, actual results could materially differ from projections for a variety of reasons, including, but not limited to:  the effect of, and our failure to comply with any regulatory orders or actions we are or may become subject to; oversupply of inventory and adverse conditions in the Hawaii and California real estate markets and any weakness in the construction industry;  adverse changes in the financial performance and/or condition of our borrowers and, as a result, increased loan delinquency rates,  deterioration in asset quality, and losses in our loan portfolio; our ability to successfully implement our RISE2020 initiative; current and projected levels of RISE2020-related expense, which include estimates of expense related to dedicated staff and management time and third-party expense; the impact of local, national, and international economies and events (including political events, acts of war or terrorism, natural disasters such as wildfires, volcanoes, tsunamis and earthquakes) on the Company's business and operations and on tourism, the military and other major industries operating within the Hawaii market and any other markets in which the Company does business; deterioration or malaise in economic conditions, including destabilizing factors in the financial industry and deterioration of the real estate market, as well as the impact from any declining levels of consumer and business confidence in the state of the economy in general and in financial institutions in particular;  the impact of regulatory action on the Company and Central Pacific Bank and legislation affecting the financial services industry; failure to maintain effective internal control over financial reporting or disclosure controls and procedures; changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act, other regulatory reform, and any related rules and regulations on our business operations and competitiveness; the costs and effects of legal and regulatory developments, including legal proceedings or regulatory or other governmental inquiries and proceedings and the resolution thereof, and the results of regulatory examinations or reviews;  the effects of the Tax Cuts and Jobs Act; the effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, securities market and monetary fluctuations;  negative trends in our market capitalization and adverse changes in the price of the Company's common shares; changes in consumer spending, borrowings and savings habits; technological changes and developments; changes in the competitive environment among financial holding companies and other financial service providers, including fintech businesses; the effect of changes in accounting policies and practices, including changes as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; changes in our capital position; our ability to attract and retain skilled directors, executives and employees; changes in our organization, compensation and benefit plans; and our success at managing the risks involved in any of the foregoing items. For further information on factors that could cause actual results to materially differ from projections, please see the Company's publicly available Securities and Exchange Commission filings, including the Company's Form 10-K for the last fiscal year and, in particular, the discussion of "Risk Factors" set forth therein. The Company does not update any of its forward-looking statements except as required by law.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Financial Highlights
(Unaudited)	TABLE 1

	Three Months Ended					Nine Months Ended
(Dollars in thousands,	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,
except for per share amounts)	2019	2019	2019	2018	2018	2019	2018
CONDENSED INCOME STATEMENT
Net interest income	$45,649	$45,378	$45,113	$44,679	$43,325	$136,140	$128,319
Provision (credit) for loan and lease losses	1,532	1,404	1,283	(1,386)	(59)	4,219	262
Net interest income after provision (credit) for loan and lease losses	44,117	43,974	43,830	46,065	43,384	131,921	128,057
Total other operating income	10,266	10,094	11,673	9,400	10,820	32,033	29,404
Total other operating expense	34,934	36,107	34,348	33,642	34,025	105,389	101,040
Income before taxes	19,449	17,961	21,155	21,823	20,179	58,565	56,421
Income tax expense	4,895	4,427	5,118	6,031	4,986	14,440	12,727
Net income	14,554	13,534	16,037	15,792	15,193	44,125	43,694
Basic earnings per common share	$0.51	$0.47	$0.56	$0.54	$0.52	$1.54	$1.48
Diluted earnings per common share	0.51	0.47	0.55	0.54	0.52	1.53	1.47
Dividends declared per common share	0.23	0.23	0.21	0.21	0.21	0.67	0.61

PERFORMANCE RATIOS
Return on average assets (ROA) [1]	0.99%	0.92%	1.10%	1.10%	1.06%	1.00%	1.03%
Return on average shareholders’ equity (ROE) [1]	11.11	10.73	12.97	12.90	12.54	11.58	11.99
Average shareholders’ equity to average assets	8.87	8.62	8.51	8.53	8.49	8.67	8.57
Efficiency ratio [2]	62.48	65.09	60.49	62.21	62.84	62.67	64.06
Net interest margin (NIM) [1]	3.30	3.33	3.34	3.28	3.20	3.32	3.20
Dividend payout ratio [3]	45.10	48.94	38.18	38.89	40.38	43.79	41.50

SELECTED AVERAGE BALANCES
Average loans and leases, including loans held for sale	$4,293,455	$4,171,558	$4,083,791	$4,022,376	$3,941,511	$4,183,703	$3,856,420
Average interest-earning assets	5,527,532	5,485,977	5,464,377	5,451,052	5,418,924	5,492,860	5,376,748
Average assets	5,907,207	5,856,465	5,809,931	5,739,228	5,709,825	5,858,224	5,670,838
Average deposits	4,987,414	4,977,781	4,978,470	4,938,560	5,063,061	4,981,254	5,035,009
Average interest-bearing liabilities	3,920,304	3,897,619	3,821,528	3,769,920	3,802,028	3,880,179	3,774,903
Average shareholders’ equity	524,083	504,749	494,635	489,510	484,737	507,930	485,942

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Financial Highlights
(Unaudited)	TABLE 1 (CONTINUED)

	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands)	2019	2019	2019	2018	2018
REGULATORY CAPITAL
Central Pacific Financial Corp.
Leverage capital	$561,478	$556,403	$554,148	$570,260	$590,627
Tier 1 risk-based capital	561,478	556,403	554,148	570,260	590,627
Total risk-based capital	611,076	606,567	602,824	619,419	639,157
Common equity tier 1 capital	511,478	506,403	504,148	500,260	500,627
Central Pacific Bank
Leverage capital	550,913	544,480	539,390	533,166	571,949
Tier 1 risk-based capital	550,913	544,480	539,390	533,166	571,949
Total risk-based capital	600,511	594,644	588,066	582,325	620,479
Common equity tier 1 capital	550,913	544,480	539,390	533,166	571,949

REGULATORY CAPITAL RATIOS
Central Pacific Financial Corp.
Leverage capital ratio	9.5%	9.5%	9.5%	9.9%	10.3%
Tier 1 risk-based capital ratio	12.6	12.7	13.0	13.5	14.2
Total risk-based capital ratio	13.7	13.9	14.1	14.7	15.4
Common equity tier 1 capital ratio	11.5	11.6	11.8	11.9	12.0
Central Pacific Bank
Leverage capital ratio	9.4	9.3	9.3	9.3	10.0
Tier 1 risk-based capital ratio	12.4	12.5	12.7	12.7	13.8
Total risk-based capital ratio	13.5	13.6	13.8	13.8	15.0
Common equity tier 1 capital ratio	12.4	12.5	12.7	12.7	13.8

	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands, except for per share amounts)	2019	2019	2019	2018	2018
BALANCE SHEET
Loans and leases	$4,367,862	$4,247,113	$4,101,571	$4,078,366	$3,978,027
Total assets	5,976,716	5,920,006	5,841,352	5,807,026	5,728,640
Total deposits	5,037,659	4,976,849	4,948,128	4,946,490	5,003,680
Long-term debt	101,547	101,547	101,547	122,166	92,785
Total shareholders’ equity	525,227	515,695	502,638	491,725	478,151
Total shareholders’ equity to total assets	8.79%	8.71%	8.60%	8.47%	8.35%

ASSET QUALITY
Allowance for loan and lease losses	$48,167	$48,267	$47,267	$47,916	$46,826
Non-performing assets	1,360	1,258	3,338	2,737	3,026
Allowance to loans and leases outstanding	1.10%	1.14%	1.15%	1.17%	1.18%
Allowance to non-performing assets	3,541.69%	3,836.80%	1,416.03%	1,750.68%	1,547.46%

PER SHARE OF COMMON STOCK OUTSTANDING
Book value per common share	$18.47	$18.05	$17.50	$16.97	$16.34

[1] ROA, ROE and ROTE are annualized based on a 30/360 day convention. Annualized net interest income and expense in the NIM calculation are based on the day count interest payment conventions at the interest-earning asset or interest-bearing liability level (i.e. 30/360, actual/actual).

[2] Efficiency ratio is defined as total operating expense divided by total revenue (net interest income and total other operating income).
[3] Dividend payout ratio is defined as dividends declared per share divided by diluted earnings per share.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)	TABLE 2

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands, except share data)	2019	2019	2019	2018	2018
ASSETS
Cash and due from financial institutions	$87,395	$83,534	$90,869	$80,569	$82,668
Interest-bearing deposits in other financial institutions	7,803	15,173	7,310	21,617	7,051
Investment securities:
Available-for-sale debt securities, at fair value	1,186,875	1,254,743	1,319,450	1,205,478	1,233,002
Held-to-maturity debt securities, at amortized cost; fair value of: none at September 30, 2019, none at June 30, 2019, none at March 31, 2019, $144,272 at December 31, 2018, and $146,466 at September 30, 2018	—	—	—	148,508	152,852
Equity securities, at fair value	1,058	1,034	910	826	885
Total investment securities	1,187,933	1,255,777	1,320,360	1,354,812	1,386,739
Loans held for sale	7,016	6,848	3,539	6,647	4,460
Loans and leases	4,367,862	4,247,113	4,101,571	4,078,366	3,978,027
Less allowance for loan and lease losses	48,167	48,267	47,267	47,916	46,826
Loans and leases, net of allowance for loan and lease losses	4,319,695	4,198,846	4,054,304	4,030,450	3,931,201
Premises and equipment, net	44,095	43,600	44,527	45,285	46,184
Accrued interest receivable	16,220	17,260	17,082	17,000	16,755
Investment in unconsolidated subsidiaries	17,001	17,247	16,054	14,008	15,283
Other real estate owned	466	276	276	414	414
Mortgage servicing rights	15,058	15,266	15,347	15,596	15,634
Bank-owned life insurance	158,939	158,294	158,392	157,440	157,085
Federal Home Loan Bank ("FHLB") stock	17,183	17,824	16,145	16,645	10,965
Right of use lease asset [1]	52,588	53,678	54,781	—	—
Other assets	45,324	36,383	42,366	46,543	54,201
Total assets	$5,976,716	$5,920,006	$5,841,352	$5,807,026	$5,728,640
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-bearing demand	$1,399,200	$1,351,190	$1,357,890	$1,436,967	$1,403,534
Interest-bearing demand	998,037	1,002,706	965,316	954,011	935,130
Savings and money market	1,593,738	1,573,805	1,562,798	1,448,257	1,503,465
Time	1,046,684	1,049,148	1,062,124	1,107,255	1,161,551
Total deposits	5,037,659	4,976,849	4,948,128	4,946,490	5,003,680
FHLB advances and other short-term borrowings	205,000	221,000	179,000	197,000	105,000
Long-term debt	101,547	101,547	101,547	122,166	92,785
Lease liability [1]	52,807	53,829	54,861	—	—
Other liabilities	54,476	51,086	55,178	49,645	49,024
Total liabilities	5,451,489	5,404,311	5,338,714	5,315,301	5,250,489
Shareholders' equity:
Preferred stock, no par value, authorized 1,000,000 shares; issued and outstanding: none at September 30, 2019, June 30, 2019, March 31, 2019, December 31, 2018, and September 30, 2018	—	—	—	—	—
Common stock, no par value, authorized 185,000,000 shares; issued and outstanding: 28,441,341 at September 30, 2019, 28,567,777 at June 30, 2019, 28,723,041 at March 31, 2019, 28,967,715 at December 31, 2018, and 29,270,398 at September 30, 2018	452,278	456,293	462,952	470,660	478,721
Additional paid-in capital	90,604	89,724	89,374	88,876	87,939
Accumulated deficit	(26,782)	(34,780)	(41,733)	(51,718)	(61,406)
Accumulated other comprehensive income (loss)	9,127	4,458	(7,955)	(16,093)	(27,103)
Total shareholders' equity	525,227	515,695	502,638	491,725	478,151
Total liabilities and shareholders' equity	$5,976,716	$5,920,006	$5,841,352	$5,807,026	$5,728,640

[1] The Company adopted ASU 2016-02 effective January 1, 2019 using the modified retrospective approach and recorded a right of use lease asset and lease liability on the balance sheet as of March 31, 2019 for its operating leases where it is a lessee. The Company also elected to apply the practical expedient available under ASU 2018-11, which allows entities to apply the new leases standard at the adoption date and elect to not recast comparative periods.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited)	TABLE 3

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,
(Dollars in thousands, except per share data)	2019	2019	2019	2018	2018	2019	2018
Interest income:
Interest and fees on loans and leases	$45,861	$45,540	$43,768	$42,836	$40,531	$135,169	$116,620
Interest and dividends on investment securities:
Taxable investment securities	7,178	7,530	8,260	8,451	8,490	22,968	26,050
Tax-exempt investment securities	708	814	866	910	920	2,388	2,786
Dividend income on investment securities	14	14	18	17	26	46	44
Interest on deposits in other financial institutions	33	46	68	55	109	147	310
Dividend income on FHLB stock	186	161	161	70	60	508	145
Total interest income	53,980	54,105	53,141	52,339	50,136	161,226	145,955
Interest expense:
Interest on deposits:
Demand	207	199	192	180	181	598	554
Savings and money market	1,549	1,507	791	579	593	3,847	1,421
Time	4,432	4,867	5,092	4,567	4,744	14,391	12,203
Interest on short-term borrowings	1,130	1,123	893	999	146	3,146	237
Interest on long-term debt	1,013	1,031	1,060	1,335	1,147	3,104	3,221
Total interest expense	8,331	8,727	8,028	7,660	6,811	25,086	17,636
Net interest income	45,649	45,378	45,113	44,679	43,325	136,140	128,319
Provision (credit) for loan and lease losses ("Provision")	1,532	1,404	1,283	(1,386)	(59)	4,219	262
Net interest income after Provision	44,117	43,974	43,830	46,065	43,384	131,921	128,057
Other operating income:
Mortgage banking income	1,764	1,601	1,424	1,770	1,923	4,789	5,545
Service charges on deposit accounts	2,125	2,041	2,081	2,237	2,189	6,247	6,169
Other service charges and fees	3,724	3,691	3,064	3,426	3,286	10,479	9,697
Income from fiduciary activities	1,126	1,129	965	1,113	1,159	3,220	3,132
Equity in earnings of unconsolidated subsidiaries	86	71	8	82	71	165	151
Fees on foreign exchange	170	218	151	197	220	539	708
Net gains (losses) on sales of investment securities	36	—	—	(279)	—	36	—
Income from bank-owned life insurance	645	914	952	243	1,055	2,511	1,874
Loan placement fees	230	107	149	215	115	486	532
Net gains on sales of foreclosed assets	17	—	—	—	—	17	—
Other (refer to Table 4)	343	322	2,879	396	802	3,544	1,596
Total other operating income	10,266	10,094	11,673	9,400	10,820	32,033	29,404
Other operating expense:
Salaries and employee benefits	20,631	20,563	19,889	19,053	19,011	61,083	56,299
Net occupancy	3,697	3,525	3,458	3,649	3,488	10,680	10,114
Equipment	1,067	1,138	1,006	1,079	1,048	3,211	3,160
Amortization of core deposit premium	—	—	—	—	669	—	2,006
Communication expense	1,008	903	734	863	903	2,645	2,547
Legal and professional services	1,933	1,728	1,570	2,212	1,528	5,231	5,118
Computer software expense	2,713	2,560	2,597	2,597	2,672	7,870	7,244
Advertising expense	711	712	711	834	612	2,134	1,841
Foreclosed asset expense	15	49	159	37	212	223	537
Other (refer to Table 4)	3,159	4,929	4,224	3,318	3,882	12,312	12,174
Total other operating expense	34,934	36,107	34,348	33,642	34,025	105,389	101,040
Income before income taxes	19,449	17,961	21,155	21,823	20,179	58,565	56,421
Income tax expense	4,895	4,427	5,118	6,031	4,986	14,440	12,727
Net income	$14,554	$13,534	$16,037	$15,792	$15,193	$44,125	$43,694
Per common share data:
Basic earnings per share	$0.51	$0.47	$0.56	$0.54	$0.52	$1.54	$1.48
Diluted earnings per share	0.51	0.47	0.55	0.54	0.52	1.53	1.47
Cash dividends declared	0.23	0.23	0.21	0.21	0.21	0.67	0.61
Basic weighted average shares outstanding	28,424,898	28,546,564	28,758,310	29,033,261	29,297,465	28,575,369	29,536,536
Diluted weighted average shares outstanding	28,602,338	28,729,510	28,979,855	29,217,480	29,479,812	28,762,057	29,743,238

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Other Operating Income and Other Operating Expense - Detail
(Unaudited)	TABLE 4

The following table sets forth the components of other operating income - other for the periods indicated:

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,
(Dollars in thousands)	2019	2019	2019	2018	2018	2019	2018
Other operating income - other:
Income recovered on nonaccrual loans previously charged-off	$73	$85	$82	$99	$395	$240	$621
Other recoveries	42	26	26	25	101	94	196
Commissions on sale of checks	75	79	80	79	79	234	249
Gain on sale of MasterCard stock	—	—	2,555	—	—	2,555	—
Other	153	132	136	193	227	421	530
Total other operating income - other	$343	$322	$2,879	$396	$802	$3,544	$1,596

The following table sets forth the components of other operating expense - other for the periods indicated:

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,
(Dollars in thousands)	2019	2019	2019	2018	2018	2019	2018
Other operating expense - other:
Charitable contributions	$230	$175	$154	$138	$166	$559	$497
FDIC insurance assessment	5	362	501	427	437	868	1,305
Miscellaneous loan expenses	274	317	294	339	403	885	1,026
ATM and debit card expenses	660	620	650	613	686	1,930	2,032
Armored car expenses	220	211	198	238	185	629	584
Entertainment and promotions	323	1,023	230	445	185	1,576	617
Stationery and supplies	240	279	225	271	206	744	643
Directors’ fees and expenses	242	238	242	263	263	722	777
Provision (credit) for residential mortgage loan repurchase losses	—	(403)	—	(181)	331	(403)	331
Increase (decrease) to the reserve for unfunded commitments	(465)	487	167	(461)	(71)	189	36
Other	1,430	1,620	1,563	1,226	1,091	4,613	4,326
Total other operating expense - other	$3,159	$4,929	$4,224	$3,318	$3,882	$12,312	$12,174

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Average Balances, Interest Income & Expense, Yields and Rates (Taxable Equivalent)
(Unaudited)	TABLE 5

	Three Months Ended			Three Months Ended			Three Months Ended
	September 30, 2019			June 30, 2019			September 30, 2018
	Average	Average		Average	Average		Average	Average
(Dollars in thousands)	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest
ASSETS
Interest-earning assets:
Interest-bearing deposits in other financial institutions	$6,295	2.05%	$33	$8,002	2.34%	$46	$22,057	1.97%	$109
Investment securities, excluding valuation allowance:
Taxable	1,093,352	2.63	7,192	1,147,759	2.63	7,544	1,284,411	2.65	8,516
Tax-exempt [1]	117,784	3.04	896	142,660	2.89	1,030	163,172	2.86	1,165
Total investment securities	1,211,136	2.67	8,088	1,290,419	2.66	8,574	1,447,583	2.67	9,681
Loans and leases, including loans held for sale	4,293,455	4.25	45,861	4,171,558	4.37	45,540	3,941,511	4.09	40,531
Federal Home Loan Bank stock	16,646	4.46	186	15,998	4.02	161	7,773	3.11	60
Total interest-earning assets	5,527,532	3.90	54,168	5,485,977	3.97	54,321	5,418,924	3.70	50,381
Noninterest-earning assets	379,675			370,488			290,901
Total assets	$5,907,207			$5,856,465			$5,709,825

LIABILITIES AND EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$1,002,875	0.08%	$207	$962,402	0.08%	$199	$933,405	0.08%	$181
Savings and money market deposits	1,582,795	0.39	1,549	1,577,437	0.38	1,507	1,524,121	0.15	593
Time deposits under $100,000	167,331	0.69	293	173,556	0.70	305	177,108	0.53	236
Time deposits $100,000 and over	874,192	1.88	4,139	907,330	2.02	4,562	1,049,446	1.70	4,508
Total interest-bearing deposits	3,627,193	0.68	6,188	3,620,725	0.73	6,573	3,684,080	0.59	5,518
Federal Home Loan Bank advances and other short-term borrowings	191,564	2.34	1,130	175,347	2.57	1,123	25,163	2.30	146
Long-term debt	101,547	3.96	1,013	101,547	4.07	1,031	92,785	4.90	1,147
Total interest-bearing liabilities	3,920,304	0.84	8,331	3,897,619	0.90	8,727	3,802,028	0.71	6,811
Noninterest-bearing deposits	1,360,221			1,357,056			1,378,981
Other liabilities	102,599			97,041			44,079
Total liabilities	5,383,124			5,351,716			5,225,088
Shareholders’ equity	524,083			504,749			484,737
Non-controlling interest	—			—			—
Total equity	524,083			504,749			484,737
Total liabilities and equity	$5,907,207			$5,856,465			$5,709,825

Net interest income			$45,837			$45,594			$43,570

Interest rate spread		3.06%			3.07%			2.99%

Net interest margin		3.30%			3.33%			3.20%

[1] Interest income and resultant yield information for tax-exempt investment securities is expressed on a taxable-equivalent basis using a federal statutory tax rate of 21% effective January 1, 2018.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Average Balances, Interest Income & Expense, Yields and Rates (Taxable Equivalent)
(Unaudited)	TABLE 6

	Nine Months Ended			Nine Months Ended
	September 30, 2019			September 30, 2018
	Average	Average		Average	Average
(Dollars in thousands)	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest
ASSETS
Interest-earning assets:
Interest-bearing deposits in other financial institutions	$8,540	2.30%	$147	$23,713	1.75%	$310
Investment securities, excluding valuation allowance:
Taxable	1,147,217	2.67	23,014	1,325,180	2.63	26,094
Tax-exempt [1]	137,750	2.93	3,023	164,174	2.86	3,527
Total investment securities	1,284,967	2.70	26,037	1,489,354	2.65	29,621
Loans and leases, including loans held for sale	4,183,703	4.32	135,169	3,856,420	4.04	116,620
Federal Home Loan Bank stock	15,650	4.33	508	7,261	2.67	145
Total interest-earning assets	5,492,860	3.94	161,861	5,376,748	3.64	146,696
Noninterest-earning assets	365,364			294,090
Total assets	$5,858,224			$5,670,838

LIABILITIES AND EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$972,316	0.08%	$598	$940,154	0.08%	$554
Savings and money market deposits	1,544,759	0.33	3,847	1,506,565	0.13	1,421
Time deposits under $100,000	172,204	0.69	884	178,363	0.42	645
Time deposits $100,000 and over	921,003	1.96	13,507	1,042,353	1.48	11,558
Total interest-bearing deposits	3,610,282	0.70	18,836	3,667,435	0.52	14,178
Federal Home Loan Bank advances and other short-term borrowings	168,350	2.50	3,146	14,683	2.16	237
Long-term debt	101,547	4.09	3,104	92,785	4.64	3,221
Total interest-bearing liabilities	3,880,179	0.86	25,086	3,774,903	0.62	17,636
Noninterest-bearing deposits	1,370,972			1,367,574
Other liabilities	99,143			42,414
Total liabilities	5,350,294			5,184,891
Shareholders’ equity	507,930			485,942
Non-controlling interest	—			5
Total equity	507,930			485,947
Total liabilities and equity	$5,858,224			$5,670,838

Net interest income			$136,775			$129,060

Interest rate spread		3.08%			3.02%

Net interest margin		3.32%			3.20%

[1] Interest income and resultant yield information for tax-exempt investment securities is expressed on a taxable-equivalent basis using a federal statutory tax rate of 21% effective January 1, 2018.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Loans and Leases by Geographic Distribution
(Unaudited)	TABLE 7

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2019	2019	2019	2018	2018
HAWAII:
Commercial, financial and agricultural	$439,296	$435,353	$411,396	$439,112	$427,047
Real estate:
Construction	96,661	72,427	68,981	64,654	66,286
Residential mortgage	1,558,735	1,516,936	1,451,794	1,428,205	1,392,669
Home equity	475,565	473,151	465,905	468,966	455,599
Commercial mortgage	909,987	905,479	869,521	861,086	845,864
Consumer	369,511	353,282	352,771	357,908	345,785
Leases	31	52	83	124	170
Total loans and leases	3,849,786	3,756,680	3,620,451	3,620,055	3,533,420
Allowance for loan and lease losses	(42,286)	(42,414)	(41,413)	(42,993)	(41,991)
Net loans and leases	$3,807,500	$3,714,266	$3,579,038	$3,577,062	$3,491,429

U.S. MAINLAND: [1]
Commercial, financial and agricultural	$137,316	$155,130	$155,399	$142,548	$138,317
Real estate:
Construction	—	—	2,194	2,273	2,355
Residential mortgage	—	—	—	—	—
Home equity	—	—	—	—	—
Commercial mortgage	223,925	187,379	188,485	179,192	187,586
Consumer	156,835	147,924	135,042	134,298	116,349
Leases	—	—	—	—	—
Total loans and leases	518,076	490,433	481,120	458,311	444,607
Allowance for loan and lease losses	(5,881)	(5,853)	(5,854)	(4,923)	(4,835)
Net loans and leases	$512,195	$484,580	$475,266	$453,388	$439,772

TOTAL:
Commercial, financial and agricultural	$576,612	$590,483	$566,795	$581,660	$565,364
Real estate:
Construction	96,661	72,427	71,175	66,927	68,641
Residential mortgage	1,558,735	1,516,936	1,451,794	1,428,205	1,392,669
Home equity	475,565	473,151	465,905	468,966	455,599
Commercial mortgage	1,133,912	1,092,858	1,058,006	1,040,278	1,033,450
Consumer	526,346	501,206	487,813	492,206	462,134
Leases	31	52	83	124	170
Total loans and leases	4,367,862	4,247,113	4,101,571	4,078,366	3,978,027
Allowance for loan and lease losses	(48,167)	(48,267)	(47,267)	(47,916)	(46,826)
Net loans and leases	$4,319,695	$4,198,846	$4,054,304	$4,030,450	$3,931,201

[1] U.S. Mainland includes territories of the United States.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Deposits
(Unaudited)	TABLE 8

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2019	2019	2019	2018	2018
Noninterest-bearing demand	$1,399,200	$1,351,190	$1,357,890	$1,436,967	$1,403,534
Interest-bearing demand	998,037	1,002,706	965,316	954,011	935,130
Savings and money market	1,593,738	1,573,805	1,562,798	1,448,257	1,503,465
Time deposits less than $100,000	165,687	171,106	174,265	176,707	174,920
Core deposits	4,156,662	4,098,807	4,060,269	4,015,942	4,017,049

Government time deposits	552,470	574,825	600,572	631,293	696,349
Other time deposits $100,000 to $250,000	103,959	105,382	107,051	106,783	104,339
Other time deposits greater than $250,000	224,568	197,835	180,236	192,472	185,943
Total time deposits $100,000 and over	880,997	878,042	887,859	930,548	986,631
Total deposits	$5,037,659	$4,976,849	$4,948,128	$4,946,490	$5,003,680

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Nonperforming Assets, Past Due and Restructured Loans
(Unaudited)	TABLE 9

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2019	2019	2019	2018	2018
Nonaccrual loans (including loans held for sale):
Real estate:
Residential mortgage	$799	$738	$2,492	$2,048	$2,197
Home equity	95	244	570	275	415
Total nonaccrual loans	894	982	3,062	2,323	2,612

Other real estate owned ("OREO"):
Real estate:
Residential mortgage	302	276	276	414	414
Home equity	164	—	—	—	—
Total OREO	466	276	276	414	414
Total nonperforming assets ("NPAs")	1,360	1,258	3,338	2,737	3,026

Loans delinquent for 90 days or more still accruing interest:
Home equity	—	—	—	298	—
Consumer	235	267	159	238	333
Total loans delinquent for 90 days or more still accruing interest	235	267	159	536	333

Restructured loans still accruing interest:
Commercial, financial and agricultural	157	178	199	220	388
Real estate:
Construction	—	—	2,194	2,273	—
Residential mortgage	6,717	6,831	7,141	8,026	9,747
Home equity	—	—	—	—	—
Commercial mortgage	1,985	2,097	2,222	2,348	1,145
Total restructured loans still accruing interest	8,859	9,106	11,756	12,867	11,280
Total NPAs and loans delinquent for 90 days or more and restructured loans still accruing interest	$10,454	$10,631	$15,253	$16,140	$14,639

Total nonaccrual loans as a percentage of loans and leases	0.02%	0.02%	0.07%	0.06%	0.07%
Total NPAs as a percentage of loans and leases and OREO	0.03%	0.03%	0.08%	0.07%	0.08%
Total NPAs and loans delinquent for 90 days or more still accruing interest as a percentage of loans and leases and OREO	0.04%	0.04%	0.09%	0.08%	0.08%
Total NPAs and loans delinquent for 90 days or more and restructured loans still accruing interest as a percentage of loans and leases and OREO	0.24%	0.25%	0.37%	0.40%	0.37%

Quarter-to-quarter changes in NPAs:
Balance at beginning of quarter	$1,258	$3,338	$2,737	$3,026	$3,509
Additions	112	—	810	—	—
Reductions:
Payments	(51)	(2,055)	(71)	(154)	(121)
Return to accrual status	(2)	(25)	—	(135)	(181)
Charge-offs, valuation and other adjustments	43	—	(138)	—	(181)
Total reductions	(10)	(2,080)	(209)	(289)	(483)
Balance at end of quarter	$1,360	$1,258	$3,338	$2,737	$3,026

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Allowance for Loan and Lease Losses
(Unaudited)	TABLE 10

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,
(Dollars in thousands)	2019	2019	2019	2018	2018	2019	2018
Allowance for loan and lease losses:
Balance at beginning of period	$48,267	$47,267	$47,916	$46,826	$48,181	$47,916	$50,001

Provision (credit) for loan and lease losses	1,532	1,404	1,283	(1,386)	(59)	4,219	262

Charge-offs:
Commercial, financial and agricultural	797	839	463	881	731	2,099	1,971
Real estate:
Home equity	5	—	—	—	—	5	—
Consumer	1,832	1,459	2,251	1,899	1,762	5,542	5,424
Total charge-offs	2,634	2,298	2,714	2,780	2,493	7,646	7,395

Recoveries:
Commercial, financial and agricultural	362	315	233	186	578	910	1,017
Real estate:
Construction	6	592	6	4,554	6	604	1,205
Residential mortgage	104	372	22	106	51	498	98
Home equity	24	9	9	9	6	42	18
Commercial mortgage	—	25	—	—	8	25	52
Consumer	506	581	512	401	548	1,599	1,568
Total recoveries	1,002	1,894	782	5,256	1,197	3,678	3,958
Net charge-offs (recoveries)	1,632	404	1,932	(2,476)	1,296	3,968	3,437
Balance at end of period	$48,167	$48,267	$47,267	$47,916	$46,826	$48,167	$46,826

Average loans and leases, net of deferred costs	$4,293,455	$4,171,558	$4,083,791	$4,022,376	$3,941,511	$4,183,703	$3,856,420

Annualized ratio of net charge-offs to average loans and leases	0.15%	0.04%	0.19%	(0.25)%	0.13%	0.13%	0.12%

Ratio of allowance for loan and lease losses to loans and leases	1.10%	1.14%	1.15%	1.17%	1.18%	1.10%	1.18%